EXHIBIT 99.6 Second Annual Compliance Statement of General Motors Acceptance Corporation.


                     GENERAL MOTORS ACCEPTANCE CORPORATION
                            200 Renaissance Center
                            Detroit, Michigan 48265

                                March 15, 2005


Bear Stearns Asset Backed Funding II, Inc.
     383 Madison Avenue, 10th floor
     New York, NY  10179


          Re:  Annual Statement as to Compliance
               ---------------------------------

Ladies and Gentlemen:

Reference is made to Section 3.10(a) of the Servicing Agreement dated as of October 25, 2004 between the Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian, which incorporates by reference the Sale Agreement (including the First Step Receivables Assignment) dated as of October 25, 2004 between Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian and the Purchase and Sale Agreement (including the Second Step Receivables Assignment) dated as of September 9, 2003 between Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian (together the "Basic Documents").

The undersigned does hereby certify that:

1. A review of the activities of the Servicer during the period of October 25, 2004 through December 31, 2004, and of its performance under the Basic Documents has been made under his supervision, and

2. To his knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under the Basic Documents throughout such period.




                                   Very truly yours,

                                   /s/  J. B. Van Orman, Jr.
                                   -------------------------

                                   J. B. Van Orman, Jr.
                                   Vice President - Finance and Chief
                                   Financial Officer, GMAC North American
                                   Operations

cc:  Bear Stearns Asset Backed Funding II Inc.
     Office of the General Counsel
     383 Madison Avenue, 10th floor
     New York, NY  10179
     Attn:  Joe Jurkowski

     M. L. Daugherty
     P. E. Terzini


   KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.